PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 29,	October 30,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$201,800	$189,928
Accounts receivable	84,092	85,540
Inventories	21,626	22,100
Other current assets	8,137	7,639

Total current assets	315,655	305,207

Property, plant and equipment, net	359,814	368,680
Investment in joint venture	80,365	79,984
Intangible assets, net	41,194	42,462
Other assets	22,663	21,521

	$819,691	$817,854

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$5,529	$5,583
Accounts payable and accrued liabilities	89,638	90,318

Total current liabilities	95,167	95,901

Long-term borrowings	151,257	152,577
Other liabilities	8,821	9,620

Equity	564,446	559,756

	$819,691	$817,854